EXHIBIT 99.2

Twin Vee PowerCats Co. Announces Closing of Initial Public Offering

FORT PIERCE, FL / ACCESSWIRE / July 23, 2021 – Twin Vee PowerCats Co. (NASDAQ:VEEE), (“Twin Vee” or the “Company”) a designer, manufacturer and marketer of recreational and commercial power catamaran boats, today announced the closing of its initial public offering of 3,000,000 shares of its common stock at a public offering price of $6.00 per share, for gross proceeds of $18,000,000, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of common stock to cover over-allotments at the initial public offering price, less the underwriting discount.

The Company intends to use the proceeds for production and marketing of its larger fully equipped boats, for the design, development, testing, manufacturing, and marketing of its new line of electric boats and fully electric propulsion system, for the acquisition of waterfront property and development of the Electra Power Sports EV Innovation & Testing Center, and for working capital.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-255134) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on July 20, 2021. A registration statement on Form S-1 MEF was also filed with the SEC on July 20, 2021, which became effective upon its filing. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Twin Vee

Twin Vee is a designer, manufacturer and marketer of recreational and commercial power catamaran boats. Founded in 1996, the Company has been an innovator in the recreational and commercial power catamaran industry. The Company currently has ten (10) gas-powered models in production ranging in size from its 24-foot, dual engine, center console to its newly designed 40-foot offshore 400 GFX. The Company’s twin-hull catamaran running surface, known as a symmetrical catamaran hull design, adds to the Twin Vee ride quality by reducing drag, increasing fuel efficiency and offering users a stable riding boat. Twin Vee’s home base of operations is a 7.5-acre facility in Fort Pierce, Florida. Learn more at https://twinvee.com/.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including statements regarding the expected use of proceeds. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Glenn Sonoda

investor@twinvee.com

(772) 429-2525